NOTICE OF
                      ANNUAL MEETING OF SHAREHOLDERS


TO THE SHAREHOLDERS OF SIMMONS FIRST NATIONAL CORPORATION:

     NOTICE IS HEREBY GIVEN that the annual meeting of the shareholders of Simmons First National Corporation will be held at the Banquet Hall of the Pine Bluff convention Center, Pine Bluff, Arkansas, at 7:45 P.M., on Tuesday, May 10, 1994 for the following purposes:

1.   To fix at 9 the number of directors to be elected at the meeting;

2. To elect 9 persons as directors to serve until the next annual shareholders' meeting and until their successors have been duly elected and qualified;

3. To amend the Articles of Incorporation to adopt the Arkansas Business Corporation Act of 1987 as the corporate law to govern the affairs of the company;

4. To amend the Articles of Incorporation to limit the liability of directors as permitted by the Arkansas Business Corporation Act of 1987; and

5. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof;

     Only shareholders of record at the close of business on March 10, 1994, will be entitled to vote at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS:


/s/ John L. Rush


John L. Rush, Secretary

Pine Bluff, Arkansas

April 11, 1994

                                    PROXY
                      ANNUAL MEETING OF SHAREHOLDERS
                    SIMMONS FIRST NATIONAL CORPORATION
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Don Graves, Pollye Tharp, William C. Bridgforth and each of them proxies, with full power of substitution to vote for the undersigned all shares of the common stock of Simmons First National Corporation which the undersigned would be entitled to vote is personally present at the Annual Meeting of Shareholders to be held on Tuesday, May 10, 1994, at 7:45 P.M., and at any adjournment or adjournments thereof, upon the matters described in the accompanying Proxy Statement and upon any other business that may properly come before the meeting or any adjournment thereof. Said proxies are directed to vote or refrain from upon the following matters as indicated below, and otherwise to vote in their discretion:

     (1)  PROPOSAL TO FIX NUMBER OF DIRECTORS AT 9: (mark only one box)
                     FOR
               -----
                     AGAINST
               -----
                     ABSTAIN
               -----


     (2)  ELECTION OF DIRECTORS: (mark only one box)
               FOR all nominees listed below, an equal number of votes each
          ----
               FOR each of the nominees below, that number of shares filled in beside each nominee's name (you may cast a total number of shares equal to the number of shares you hold times 9; these votes may be cast all for one nominee or spread among two or more nominees as you see fit)
          ----
               WITHHOLD AUTHORITY to vote for all nominees listed below
          ----
               WITHHOLD AUTHORITY to vote for each of the nominees below whose name has been lined through (shares will be voted FOR all remaining nominees, divided equally among them)
          ----

   W. E. Ayres               Paul M. Henson           Adam B. Robinson
- --                        --                       --
   Ben V. Floriani           J. Thomas May            Dr. Harry L. Ryburn
- --                        --                       --
   C. Ramon Greenwood        David R. Perdue          Donald W. Stone
- --                        --                       --

     (3) PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION TO ADOPT THE ARKANSAS BUSINESS CORPORATION ACT OF 1987 AS THE CORPORATE LAW TO GOVERN THE AFFAIRS OF THIS CORPORATION: (Mark only one box)
                     FOR
               -----
                     AGAINST
               -----
                     ABSTAIN
               -----

    (4) PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION TO LIMIT THE LIABILITY OF DIRECTORS AS PERMITTED BY THE ARKANSAS BUSINESS CORPORATION ACT OF 1987: (This proposal may only be adopted if Proposal (3) above is also adopted): (Mark only one box)
                FOR
          -----
                AGAINST
          -----
                ABSTAIN
          -----

     (5) Upon such other business as may properly come before the meeting or any adjournment or adjournments thereof.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSALS (1), (3) AND (4) AND "FOR" THE ABOVE NOMINEES FOR DIRECTOR.

          The undersigned acknowledge receipt with this proxy of a copy of the Notice of Annual Meeting and Proxy Statement.


                         ----------------------------------------------

                         ----------------------------------------------
                                 Signature(s) of Shareholders(s)

                              Dated: -------------------, 1994.

                              IMPORTANT: Please date this proxy and sign your name exactly as your name appears. If stock is held jointly, both should sign. Persons signing in a representative or fiduciary capacity (executors, administrators, trustees, guardians, etc.) should so indicate, giving full title.

     PLEASE DATE, SIGN AND RETURN PROMPTLY IN THE ENVELOPE PROVIDED.

                       ANNUAL MEETING OF SHAREHOLDERS

                    SIMMONS FIRST NATIONAL CORPORATION
                              P. O. BOX 7009
                        PINE BLUFF, ARKANSAS 71611

                              PROXY STATEMENT

                    MEETING TO BE HELD ON MAY 10, 1994
      PROXY AND PROXY STATEMENT FURNISHED ON OR ABOUT APRIL 11, 1994


     The enclosed proxy is solicited on behalf of the Board of Directors of Simmons First National Corporation (the "Company") for use at the annual meeting of the shareholders of the Company to be held on Tuesday, May 10, 1994, at 7:45 p.m., at the Banquet Hall of the Pine Bluff Convention Center, Pine Bluff, Arkansas, or at any adjournment or adjournments thereof. When such proxy is properly executed and returned, the shares represented by it will be voted at the meeting in accordance with any directions noted thereon, or if no direction is indicated, will be voted in favor of the proposals set forth in the notice attached hereto.


                           REVOCABILITY OF PROXY

     Any shareholder giving a proxy has the power to revoke it at any time before it is voted.


                     COSTS AND METHOD OF SOLICITATION

     The costs of soliciting proxies will be borne by the Company. In addition to the use of the mails, solicitation may be made by employees of the Company by telephone, telegraph and personal interview. These persons will receive no compensation other than their regular salaries, but they will be reimbursed by the Company for their actual expenses incurred in such solicitations.


                  VOTING SECURITIES AND PRINCIPAL HOLDERS

     At the meeting, holders of the $5.00 par value Class A common stock (the "Common Stock") of the Company will be entitled to one vote, in person or by proxy, for each share of the Common Stock owned of record, as of the close of business on March 10, 1994. On that date, the Company had outstanding 3,677,378 shares of the Common Stock, the only class of stock of the Company outstanding, 514,203 of such shares were held by the Trust and Investment Management Group of Simmons First National Bank (the "Bank") in a fiduciary capacity, of which 64,060 shares will not be voted at the meeting. Accordingly, 3,613,318 shares will be deemed outstanding and entitled to vote at the meeting.

     In connection with the election of directors, each shareholder has cumulative voting rights under the laws of the State of Arkansas and the bylaws of the Company. Each shareholder may cast one vote per share held for as many directors as are to be elected or may accumulate the votes and cast for one nominee as many votes as the number of directors to be elected multiplied by the number of shares held, or may distribute the votes upon the same principle among as many nominees as is desired.

              SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth all persons known to management who own beneficially or of record, more than 5% of the outstanding Common Stock, the number of shares owned by the named Executive Officers in the Summary
Compensation Table and by all Directors and Executive Officers as a group.

Name and Address of           Shares Owned             Percent
Beneficial Owner              Beneficially<F1>         of Class
- -------------------           ----------------        -----------
Simmons First National
Corporation Employee
Stock Ownership Trust             334,013<F2>             8.99%
501 Main Street
Pine Bluff, Arkansas 71601

W. E. Ayres<F3>                    41,968                 1.13%
Barry L. Crow<F4>                   9,664                   *
J. Thomas May<F5>                  16,866                   *
John L. Rush<F6>                    9,153                   *
Donald W. Stone<F7>                61,818                 1.66%

All directors and officers        255,168                 6.87%
as a group of 11 persons

- -----------------------

     * The shares beneficially owned represent less than 1% of the outstanding common shares.

     1 Under the applicable rules, "beneficial ownership" of a security means, directly or indirectly, through any contract, relationship, arrangement, undertaking or otherwise, having or sharing voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Unless otherwise indicated below, each beneficial owner named has sole voting and investment power with respect to the shares identified.

     2 The Simmons First National Corporation Employee Stock Ownership Plan ("ESOP") purchases, holds and disposes of shares of the Company's stock pursuant to a Plan under the terms of which the trustees of the Trust determine when, how many and upon what terms to purchase or dispose of such shares, other than by distribution under the Plan. Shares held by the Trust may be voted only in accordance with the written instructions of the beneficiaries of the Trust, who are all employees of the Company and its subsidiaries.

     3 Mr. Ayres owned of record 20,126 shares; 404 shares were owned jointly with his wife; 5,672 shares were owned by his wife; 8,766 shares were held in his fully vested account in the ESOP and 7,000 shares were deemed held through exercisable incentive stock options.

     4 Mr. Crow owned of record 2,132 shares; 5,132 shares were held in his fully vested account in the ESOP and 2,400 shares were deemed held through exercisable incentive stock options.

     5 Mr. May owned of record 7,154 shares; 430 shares were owned by his children; 2,282 shares were held in his account in the ESOP; and 7,000 shares were deemed held through exercisable incentive stock options.

     6 Mr. Rush owned of record 2,248 shares; 4,505 shares were held in his fully vested account in the ESOP and 2,400 shares were deemed held through exercisable incentive stock options.

     7 Mr. Stone owned of record 3,456 shares; 26,068 shares were owned jointly with his mother; 22,618 shares were owned by his wife; 6,334 shares were held in his fully vested account in the ESOP; 1,542 shares were owned by trusts for his children in which Mr. Stone, as trustee, shares the power of disposition and voting; and 1,800 shares were deemed held through exercisable incentive stock options.


                           ELECTION OF DIRECTORS

     The Board of Directors of the Company recommends that the number of directors to be elected at the meeting be fixed at 9 and that the persons named below be elected as such directors, to serve until the next annual meeting of the shareholders and until their successors are duly elected and qualified. Each of the persons named below is presently serving as a director of the Company for a term which ends on May 10, 1994 or such other date upon which a successor is duly elected and qualified.

     The proxies hereby solicited will be voted for the election of the nominees shown below, unless otherwise designated in the proxy. If at the time of the meeting any of the nominees should be unable or unwilling to serve, the discretionary authority granted in the proxy will be exercised to vote for the election of a substitute or substitutes. Management has no reason to believe that any substitute nominee or nominees will be required.

     The table below sets forth the name, age, principal occupation or employment during the last five years, prior service as a director of the Company, the number of shares and percentage of the outstanding Common Stock beneficially owned, with respect to each director and nominee proposed, as reported by each nominee:

                                                     Director     Shares Owned      Percent
Name                 Age  Principal Occupation<F1>     Since      Beneficially<F2>  of Class
- -----               ----  ------------------------  ----------    ----------------  --------

W. E. Ayres          63   Chairman of the              1977           41,968<F3>      1.13%
                          Company; Chairman
                          of the Bank


Ben V. Floriani      51   Chairman and Chief           1988            8,889<F4>          *
                          Executive Officer,
                          Simmons First Bank
                          of Lake Village

C. Ramon Greenwood   66   President, Wave 9            1991           10,138<F5>          *
                          Enterprises, Inc.
                          (management consultant)

Paul M. Henson       59   Resident Manager,            1991            3,000<F6>          *
                          International
                          Paper Company

J. Thomas May        47   President and Chief          1987           16,866<F7>          *
                          Executive Officer of
                          the Company; President
                          and Chief Executive
                          of the Bank

David R. Perdue     59    Vice President,              1976           11,168              *
                          JDR, Inc. (Investments)

Adam B. Robinson    69    Chairman, Ralph              1968           41,296<F8>      1.11%
                          Robinson & Son, Inc.
                          (funeral directors)

Harry L. Ryburn     58    Orthodontist                 1976           41,208<F9>      1.11%

Donald W. Stone     63    Chairman, Simmons            1977           61,818<F10>     1.66%
                          First Bank of Jonesboro
- -------------------

     * The shares beneficially owned represent less than 1% of the outstanding common shares.

     1 All persons have been engaged in the occupation listed for at least five years.

     2 Under the applicable rules, "beneficial ownership" of a security means, directly or indirectly, through any contract, relationship, arrangement, undertaking or otherwise, having or sharing voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose or to direct the disposition of such security. Unless otherwise indicated below, each beneficial owner named has sole voting and investment power with respect to the shares identified.

     3 Mr. Ayres owned of record 20,126 shares; 404 shares were owned jointly with his wife; 5,672 shares were owned by his wife; 8,766 shares were held in his fully vested account in the ESOP; and 7,000 shares were deemed held through exercisable incentive stock options.

     4 Mr. Floriani owned of record 4,000 shares; 3,089 shares were held in his fully vested account in the ESOP; and 1,800 shares were deemed held through exercisable incentive stock options.

     5 Mr. Greenwood owned of record 9,212 shares; 200 shares were owned jointly with his wife; 526 shares were owned by his wife; and 200 shares were owned by Wave 9 Enterprises, Inc., of which Mr. Greenwood is President.

     6 Mr. Henson owned of record 1,500 shares; and 1,500 shares were owned by his wife.

     7 Mr. May owned of record 7,154 shares; 430 shares were owned by his children; 2,282 shares were held in his account in the ESOP; and 7,000 shares were deemed held through exercisable incentive stock options.

     8 Mr. Robinson owned of record 9,044 shares; 10,950 shares were owned by corporations of which he is the President, a director and substantial shareholder; and 21,302 shares owned by his wife.

     9 Dr. Ryburn owned of record 29,092 shares; and 12,116 shares were owned by his wife.

     10 Mr. Stone owned of record 3,456 shares; 26,068 shares were owned jointly with his mother; 22,618 shares were owned by his wife; 6,334 shares were held in his fully vested account in the ESOP; 1,542 shares were owned by trusts for his children in which Mr. Stone, as trustee, shares the power of disposition and voting; and 1,800 shares were deemed held through exercisable incentive stock options.

CERTAIN TRANSACTIONS

     From time to time the Bank, Simmons First Bank of Lake Village and Simmons First Bank of Jonesboro, banking subsidiaries of the Company, have made loans and other extensions of credit to directors, officers, their associates and members of their immediate families, and from time to time directors, officers and their associates and members of their immediate families have placed deposits with these banks. These loans, extensions of credit and deposits were made in the ordinary course of business on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

COMMITTEES AND RELATED MATTERS

     Among the various committees of the Board of Directors of the Company are the Audit and Security Committee and Executive Compensation and Retirement Committee. The board of directors of the Company has no standing nominating committee or other committee performing a similar function.

     The Audit and Security Committee is presently composed of David Perdue, Adam B. Robinson, William H. Roberts (non-voting Advisory Director), Mary Pringos (non-voting Associate Director), Lara Hutt, III (Director of Simmons

First National Bank), N. Casey Jones (non-voting Advisory Director), and
Louis L. Ramsay, Jr. (non-voting Advisory Director). This committee provides assistance to the Board in fulfilling its responsibilities concerning accounting and reporting practices, by regularly reviewing the adequacy of the internal and external auditors, the disclosure of the financial affairs of the Company and its subsidiaries, the control systems of management and internal accounting controls. During 1993, the Audit and Security Committee met 12 times.

     The Executive Compensation and Retirement Committee, presently composed of
C. Ramon Greenwood, Harry L. Ryburn, Adam B. Robinson, William H. Roberts (non-voting Advisory Director), N. Casey Jones (non-voting Advisory Director), and Louis L. Ramsay, Jr. (non-voting Advisory Director), fixes the compensation of executive officers of the Company, adopts the salary programs for other personnel and administers the retirement and employee benefit plans of the Company. During 1993, the Executive Compensation Committee met 6 times.

     The Board of Directors of the Company met 12 times during 1993, including regular and special meetings. No director attended fewer than 75% of the aggregate of all meetings of the Board of Directors and of all committees on which such director served, except the following directors who attended the percentage indicated: Paul Henson, 71%.

DIRECTOR COMPENSATION

     The following table set forth the schedule of compensation of Directors of the Company and its subsidiaries.

       Entity                          Monthly Retainer         Meeting Fee<F1>
       ------                          ----------------         ---------------
Simmons First National Corporation
  Board of Directors                         $300                    $100
  All Committees                                0                     100

Simmons First National Bank
  Board of Directors                         $300                    $100
  Senior Loan Committee                       400<F2>                   0
  Agricultural Loan Committee                 100                      50
  All Other Committees                          0                     100

Simmons First Bank of Jonesboro
  Board of Directors                         $  0                    $100
  All Committees                                0                     100

Simmons First Bank of Lake Village
  Board of Directors                         $  0                    $ 50
  All Committees                                0                     100

     1 Only Simmons First Bank of Lake Village pays meeting fees to directors who are also officers of that entity. All entities pay meeting fees based upon meetings attended except Simmons First Bank of Lake Village, which pays based upon scheduled meetings.

     2 The Senior Loan Committee monthly retainer is payable only to directors on the committee who are not officers of the bank.

                          EXECUTIVE COMPENSATION

     The tables below set forth the compensation for 1991, 1992 and 1993 of the Chief Executive Officer and the four highest paid executive officers of the Company, whose total cash compensation exceeded $100,000 during 1993.

                        Summary Compensation Table
                        ---------------------------
                                                                Long-Term
                            Annual Compensation                Compensation
                         ------------------------             --------------
                                                     Other
                                                     Annual      Securities    All Other
Name and                                             Compen-     Underlying     Compen-
Principal                                           sation<F2>    Options/      sation<F3>
Position             Year  Salary($)  Bonus($)<F1>    ($)         SARs (#)         ($)
- ---------            ----  --------   ----------    ----------   -----------   ----------
W. E. Ayres,         1993  $195,000    $48,495        $11,200            0         $84,323

Chief Executive      1992  $185,000    $51,258        $11,400            0         $47,599
Officer              1991  $170,000    $47,016            N/A        5,000         N/A

J. Thomas May,       1993  $195,000    $48,495        $10,700            0         $58,855
President            1992  $185,000    $51,258        $10,000            0         $56,593
                     1991  $162,500    $47,016            N/A        9,000             N/A

Donald W. Stone,     1993  $122,735    $24,811        $ 6,000            0         $16,770
Chairman, Simmons    1992  $117,735    $23,245        $10,200        3,000         $42,686
First Bank of        1991  $117,735    $14,767            N/A            0             N/A
Jonesboro

Barry L. Crow,       1993  $109,768    $28,195              0            0         $ 6,964
Executive Vice       1992  $103,818    $22,053              0        4,000         $ 6,112
President            1991  $101,803    $20,228            N/A            0             N/A

John L. Rush,        1993  $ 95,875    $20,864        $ 9,600            0         $ 6,596
Secretary            1992  $ 89,264    $20,027        $ 9,500        4,000         $ 5,405
                     1991  $ 87,051    $18,369            N/A            0             N/A
______________________

 1 The Bonuses shown in this column are earned and paid pursuant to the Simmons First National Corporation Incentive Compensation Program which is more fully described in the Compensation Committee Report on Executive Compensation.

 2 Fees paid to Directors and the Secretary for attendance at meetings of the Board of Directors and committees of the Company and its subsidiaries. This information is not required for 1991.

 3 For 1993, this category includes for MR. AYRES contribution to the ESOP, $8,512, the Company's matching contribution to the Section 401(k) Plan, $2,182, the accrual to his deferred compensation agreement, $71,361 and life insurance premiums, $2,268; for MR. MAY contribution to the ESOP, $8,512, the Company's matching contribution to the Section 401(k) Plan, $1,500, the accrual to his deferred compensation agreement, $48,687 and life insurance premiums, $156; for MR. STONE contribution to the ESOP, $5,385, the Company's matching contribution to the Section 401(k) Plan, $1,476, the accrual to his deferred compensation agreement, $7,703 and life insurance premiums, $2,206; for MR. CROW contribution to the ESOP, $4,833, the Company's matching contribution to the
Section 401(k) Plan, $1,674, and life insurance premiums, $457; for MR. RUSH contribution to the ESOP, $4,257, the Company's matching contribution to the
Section 401(k) Plan, $1,474, and life insurance premiums, $865. For 1992, this category includes for MR. AYRES contribution to the ESOP, $7,709, the Company's matching contribution to the Section 401(k) Plan, $2,119, the accrual to his deferred compensation agreement, $37,201 and life insurance premiums, $570; for MR. MAY contribution to the ESOP, $7,709, the Company's matching contribution to the Section 401(k) Plan, $1,500, the accrual to his deferred compensation agreement, $46,814 and life insurance premiums, $570; for MR. STONE contribution to the ESOP, $4,459, the Company's matching contribution to the Section 401(k) Plan, $1,476, the accrual to his deferred compensation agreement, $36,123 and life insurance premiums, $538; for MR. CROW contribution to the ESOP, $4,237, the Company's matching contribution to the Section 401(k) Plan, $1,426, and life insurance premiums, $449; for MR. RUSH contribution to the ESOP, $3,685, the Company's matching contribution to the Section 401(k) Plan, $1,334, and life insurance premiums, $386. This Information is not required for 1991. Certain additional personal benefits, including club memberships and personal use of automobiles, are granted to officers of the Company, including the named executive officers; however, in the Company's estimation the value of such personal benefits to the named executive officers does not exceed the lesser of $50,000 or 10% of the aggregate compensation of any such officer.

OPTION GRANTS DURING THE 1993 FISCAL YEAR

 No Stock Options or Stock appreciation Rights ("SARs") were granted by the Company during fiscal 1993.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                   AND FISCAL YEAR END OPTION/SAR VALUES

 The following table sets forth information with respect to the named executive officers concerning exercised and unexercised options and SARs held as of December 31, 1993.

             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
            -----------------------------------------------------
                  AND FISCAL YEAR END OPTION/SAR VALUES<F1>
                 ------------------------------------------
                         Number of
                        Securities             Value of
                        Underlying            Unexercised
                        Unexercised           In-the-Money
                         Options at            Options at
                         FY-End (#)           FY-End ($)<F2>

                        Exercisable/           Exercisable/
Name                   Unexercisable          Unexercisable
- ----                   -------------          -------------
W. E. Ayres             7000 / 3000         $115,188 / $47,625
J. Thomas May           7000 / 7000         $115,188 / $107,875
Donald W. Stone         1200 / 1800         $ 15,625 / $23,513
Barry L. Crow           1600 / 2400         $ 20,900 / $31,350
John L. Rush            1600 / 2400         $ 20,900 / $31,350

- --------------------

 1 The Company has no outstanding SARs and none of the outstanding Options were exercised by the named executive officers during 1993.

 2 The Values are computed using $27.50, the closing price for the Company's stock on December 31, 1993.

PERFORMANCE GRAPH

     The following graph shows the cumulative total shareholder return, as of December 31 of each year shown, for the Common Stock (assuming reinvestment of dividends), as compared to the S&P 500 Index and the NASDAQ Bank Stock Index, assuming a $100 investment on December 31, 1988.

     Note: The stock price performance shown on the graph below is not indicative of future price performance.

                       SUMMARY OF PERFORMANCE GRAPH

The Performance Graph depicts the comparison of cumulative five year total return of Simmons First National Corporation common stock, the S&P 500 Index and the NASDAQ Bank Index commencing on December 31, 1988. The graph plots the change in relative value of SFNC stock and each of the indices, as of December 31 of the years 1989 through 1993. The data points plotted in the graph are set forth in the table below.


            Comparison of Cumulative Five Year Total Return
               SFNC, S&P 500 Index and NASDAQ Bank Index

                   1988      1989      1990      1991      1992      1993
SFNC               $100      $111      $128      $165      $291      $361
S&P 500            $100      $132      $128      $166      $179      $197
NASDAQ Bank        $100      $111      $ 81      $134      $194      $221


DEFERRED COMPENSATION AND CHANGE IN CONTROL ARRANGEMENTS

     Three of the five individuals named above (W. E. Ayres, J. Thomas May and Donald W. Stone) are each a party to a deferred compensation agreement, under the terms of which Simmons First National Bank, in the case of Ayres and May, and Simmons First Bank of Jonesboro, in the case of Stone, agrees to pay to each such individual, upon normal retirement at age 65, or upon death or disability prior to age 65, a monthly sum of deferred compensation equal to one twelfth (1/12) of fifty percent (50%) of the final average compensation (the average compensation paid to the individual by the employer for the most recent five consecutive calendar years), less the accrued monthly benefit to such individual under the deferred annuity received upon the termination of the Company's pension plan; such payments begin the month following retirement and continue for 120 consecutive months or until the individual's death, whichever shall occur later.

Further, the deferred compensation agreements provide that, in the event of a change of control of the Company and the subsequent separation from service of the officer, eligibility to receive payments under the Agreement will be accelerated. In such circumstance, if the officer has attained age 60, the officer is entitled to commence receiving the specified monthly payments under the agreement immediately after separation from service, without any actuarial reduction due to age. If the officer has not attained age 60, the officer is entitled to immediately commence receiving 72 monthly payments equal to one twelfth (1/12) of fifty (50%) percent of the final average compensation less the accrued monthly benefit to such individual then payable under the annuity received pursuant to the termination of the Company's pension plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Executive Compensation and Retirement Committee is presently composed of C. Ramon Greenwood, Harry L. Ryburn, Adam B. Robinson, N. Casey Jones (non-voting Advisory Director), William H. Roberts (non-voting Advisory Director), and Louis L. Ramsay, Jr. (non-voting Advisory Director). None of these individuals were employed as officers or employees of the Company during 1993. Louis L. Ramsay, Jr. was previously employed by the Company in various capacities including Chief Executive Officer, prior to his retirement in 1983.


Compensation Committee Report on Executive Compensation
- -------------------------------------------------------

     The Executive Compensation and Retirement Committee issues the following report on the general guidelines concerning executive compensation and the bases for establishing the compensation of the Chief Executive Officer:

GENERAL COMPENSATION GUIDELINES FOR EXECUTIVE OFFICERS

     The Company and its subsidiaries in establishing executive compensation, analyze four aspects of total compensation: Salary, Incentive Compensation, Stock Options and Retirement Compensation.

     The Company, after consultation with a compensation consultant, established job grades and determined the value of each job within the Company. Subject to adjustment for unique factors affecting the job or the executive, the Company generally targets the midpoint of the market salary range, as adjusted annually, as the guide for salaries for executive officers, who are satisfactorily performing their duties. However, in spite of performance which the committee believes to be exemplary, the salaries of the Chief Executive Officer and the President of the Company have been and are significantly below the midpoint of the market compensation ranges for these positions.

     The Simmons First National Corporation Incentive Compensation Program provides compensatory incentives to executive officers to reinforce achievement of the financial goals of the Company, its subsidiary banks and the participating executives. At the beginning of each year, participating executives are allocated incentive points, which are the basis of the executive's participation within the program. Annually, performance thresholds are established for the Company (net income threshold), each of the subsidiary banks (net income threshold) and each of the participating executive officers (thresholds based upon actual department income and expense factors versus budgeted items). Incentive compensation is payable under the Plan for a fiscal year only if (1) the Company satisfied its threshold, (2) the entity employing the executive satisfied its threshold and (3) the executive satisfied at least 75% of the applicable individual threshold. Performance by the Company and the subsidiary banks above the thresholds may proportionately increase the compensation of each incentive point.

     The Company maintains an incentive stock option plan for additional incentive compensation to certain executive officers. The Plan provides an incentive to the participating executive officers to enhance the long term financial performance of the Company and the value of the Common Stock. Participation under this Plan has been offered to those executive officers whose long term employment and job performance can significantly affect the continued profitability of the Company and its subsidiary banks.

     The Company also maintains an Employee Stock Ownership Plan and a Section 401(k) Plan to provide retirement benefits for substantially all of its employees, including its executive officers. In addition, two of the subsidiary banks have deferred compensation agreements for certain of the executive officers, as a supplement to the retirement benefits available under the other plans. These agreements provide for a monthly benefit at age 65, or earlier upon death or disability, equal to 50% of the average monthly compensation of the executive officer during the prior five years and provides certain benefits, in the event of a change in control of the Company and the subsequent separation from service by the executive officer.

BASES FOR THE CHIEF EXECUTIVE OFFICER'S COMPENSATION

     The salary and retirement benefits provided to the Chief Executive Officer is set by the Executive Compensation and Retirement Committee and approved by the Board of Directors, after an examination of the annual market analysis provided by the compensation consultant retained by the Company. The Committee has historically emphasized incentive compensation for the Chief Executive Officer, through the incentive compensation program and stock option grants.

     The Chief Executive Officer was allocated 430 points in the incentive compensation program. His threshold of performance was based upon the net income of the Company (60%) and Simmons First National Bank (40%). The Company and the Bank substantially exceeded their threshold in 1993, thereby increasing the compensation value of each of his points to $112.78. The incentive compensation earned by the Chief Executive Officer under this Program was $48,495.

               EXECUTIVE COMPENSATION & RETIREMENT COMMITTEE

Harry L. Ryburn, Chairman                    Louis L. Ramsay, Jr.
C. Ramon Greenwood                           N. Casey Jones
William H. Roberts                           Adam B. Robinson

              COMPLIANCE WITH SECTION 16 OF THE EXCHANGE ACT

     Section 16(a) of the Securities and Exchange Act of 1934 and the regulations issued thereunder require directors and certain officers of any company registered under such Act to file statements (SEC Forms 3, 4 & 5) with the Securities and Exchange Commission, showing their beneficial ownership in securities issued by such company. Based upon a review of the SEC Forms 3, 4 and 5 of the directors and officers of the Company for the preceding fiscal years, provided to the Company by the officers and directors, the Company has not identified any person who failed to timely file the required statements during the preceding fiscal year.


                   PROPOSAL TO AUTHORIZE ADOPTION OF THE
             ARKANSAS BUSINESS CORPORATION ACT OF 1987 AS THE
        CORPORATE LAW WHICH SHALL GOVERN THE AFFAIRS OF THE COMPANY

     In 1987, the Arkansas General Assembly passed the Arkansas Business Corporation Act of 1987 (the "1987 Act"). This legislation contains a transition provision providing that Arkansas corporations, existing on January 1, 1988, shall continue to be governed by the preceding corporate statutes, the Arkansas Business Corporation Act of 1965 (the "Prior Act"), unless a corporation affirmatively elects to be governed under the 1987 Act. The 1987 Act provides that existing Arkansas corporations, such as the Company, may irrevocably elect to be governed by the 1987 Act upon receiving requisite shareholder approval.

     The 1987 Act is based primarily upon the American Bar Association's Model Business Corporation Act as revised in 1984. The 1987 Act is perceived to be easier to understand, and more flexible in allowing corporations to avail themselves of many modern financing techniques and management procedures not available under the Prior Act. The comments of draftsmen regarding the intent and purpose of the provisions of the American Bar Association's Model Business Corporation Act, together with judicial interpretations from other states construing similar or identical provisions may result in more predictable judicial interpretations of the 1987 Act by Arkansas courts. At least fifteen other states have passed legislation similar to the 1987 Act. A SUMMARY COMPARISON OF CERTAIN SIGNIFICANT DIFFERENCES IN THE RIGHTS OF SHAREHOLDERS AND THE POWERS OF MANAGEMENT UNDER THE 1987 ACT AND THE PRIOR ACT IS SET FORTH IN APPENDIX A OF THIS PROXY STATEMENT. PLEASE CAREFULLY REVIEW THIS SUMMARIZED DISCUSSION.

     The Board of Directors proposes to adopt the 1987 Act as the corporate law governing the affairs of the Company, by amending its Articles of Incorporation to include the following Article:

     FIFTEENTH:  The corporation elects to be governed by and subject to
     ---------
 the Arkansas Business Corporation Act of 1987.

     If requisite shareholder approval is not obtained at the Shareholders' Meeting, then the Company shall continue to be governed under the Prior Act.
The Board of Directors believes that it is in the best interests of the Company, its management and shareholders to elect to be governed by the provisions of the 1987 Act. Notwithstanding the discussion of the 1987 Act and the Prior Act herein, many of the legal rules and standards set forth in the corporate law applicable to the Company are also affected by other laws. The Company is subject to the provisions of Bank Holding Company Act and the rules and regulations promulgated thereunder by the Board of Governors of the Federal Reserve System. Further, as a company whose equity securities are registered under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and whose common stock is listed for trading on the National Association of Securities Dealers Automated Quotation system, the Company is also governed by the federal securities laws and the rules and regulations promulgated thereunder by the Securities and Exchange Commission, as well as the rules of the National Association of Securities Dealers. In addition, the Company's banking subsidiaries are subject to various federal and state banking laws and are subject to regulation and supervision by the Comptroller of the Currency, the Arkansas State Bank Department and the Federal Deposit Insurance Corporation.

     If this proposal is adopted at the Shareholders' Meeting, the 1987 Act will allow management of the Company to better respond to changing circumstances concerning the Company. Additional techniques are available to management in the field of corporate acquisitions and takeovers, whether hostile or friendly. Under the 1987 Act, the Company's management may, at some time in the future, propose for shareholder approval additional defensive measures to impede or delay hostile takeovers that are unavailable under the Prior Act. Staggering the terms of the Company's Board of Directors, permissible under the 1987 Act but not under the Prior Act, may have such an anti-takeover effect. It should be reiterated that the proposal to adopt the 1987 Act as the corporate law governing the affairs of the Company is not being presented by the Board of Directors as part of a plan to implement additional anti-takeover defense measures. At this time, no additional anti-takeover defense measures are being contemplated or anticipated by management of the Company.

     If authority to amend the Articles of Incorporation is granted by the shareholders at the Shareholders' Meeting, management intends to file the Articles of Amendment to the Articles of Incorporation immediately following such approval, and the amended Articles of Incorporation will become effective upon filing with the Arkansas Secretary of State.

ADOPTION OF THIS PROPOSAL AND THE PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF AT LEAST TWO-THIRDS OF THE SHARES OF COMMON STOCK OF THE COMPANY ELIGIBLE TO VOTE AT THE SHAREHOLDERS' MEETING IN ORDER TO ADOPT THE 1987 ACT. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.


           PROPOSAL TO LIMIT DIRECTOR LIABILITY AS PERMITTED BY
                 ARKANSAS BUSINESS CORPORATION ACT OF 1987

     The Board of Directors believes that the best interests of the Company and its shareholders require the attraction and retention of the most capable and qualified individuals available to serve as directors and officers of the Company. However, service as a director or officer of a public company exposes individuals to the potential risk of incurring substantial liability, as well as personal expense arising from lawsuits brought by shareholders or others, regardless of whether such suits have any merit. Consequently, directors and officers are customarily and traditionally indemnified by the corporation and covered by directors' and officers' liability insurance against such liability and expenses, except for cases of clear wrongdoing, such as fraud or willful misconduct by the officer or director. At the present time, the Company's directors and officers have certain rights to indemnity under the applicable terms of the Company's Bylaws and pursuant to the applicable provisions of the Prior Act.

     The Company also purchases directors' and officers' liability insurance ("D & O Insurance") to supplement the protection afforded to directors and officers by these indemnity rights. During the last decade, the number of insurance underwriters underwriting D & O Insurance has declined, and the policies which are available offer a reduced scope of coverage at higher premiums, thereby making D & O Insurance not economically feasible for many corporations. In addition, the increased incidence of litigation has increased the personal risk of liability and the expense of defense to individuals serving as corporate directors.

     The 1987 Act was adopted amid widespread concern about the ability of Arkansas corporations to attract capable directors, due in part to the restricted availability of D & O Insurance and the nationwide trend of imposing director liability. Included within the 1987 Act are certain provisions, patterned after the Delaware corporate law, which are intended to allow Arkansas corporations to provide substitute protection, in various forms, to their directors and to limit director liability for monetary damages under certain circumstances. Specifically, the 1987 Act permits a corporation to include a provision in its articles of incorporation, after shareholder approval, which eliminates or limits the personal liability of a director for monetary damages to the corporation or its shareholders arising from certain breaches of the director's fiduciary duties, subject to certain exceptions discussed below.

     The Board, at its March 28, 1994 meeting, unanimously concluded that it would be in the best interests of the Company to include such a provision in its Articles of Incorporation and proposes to include a new Article SIXTEENTH to the Articles of Incorporation, to read in its entirety as follows:

     "ARTICLE SIXTEENTH: To the fullest extent permitted by the Arkansas Business Corporation Act, as it now exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director."

    The proposed amendment allows the Company to insulate its directors from personal liability for monetary damages to the corporation or its shareholders, resulting from negligence or lack of due care in discharging fiduciary duties as a director. The proposed amendment does not extend protection to directors for claims by third parties, but would eliminate personal liability of a director to the Company or to its shareholders for monetary damages for breach of director's fiduciary duties with certain exceptions required by the 1987 Act. Under the required exceptions, a director would remain personally liable for monetary damages to the Company or its shareholders for the following:
(1) any breach of the director's duty of loyalty to the Company and its shareholders; (2) acts or omissions not in good faith or which involve intentional misconduct or intentional violations of law; (3) willful or negligent conduct in paying dividends, distributions or repurchasing the Company's stock other than as permitted by the 1987 Act; or (4) any transaction from which the director derives an improper personal benefit.

     In accordance with the terms of the 1987 Act, the proposed amendment does not limit any liability for acts or omissions of a director, which occurred prior to the effective date of the proposed amendment. Assuming shareholder approval, the proposed amendment will take effect on the day immediately following the shareholders meeting when such amendment is contemplated to be filed with the Arkansas Secretary of State. Further, even though an individual is a director, the 1987 Act and the proposed amendment do not eliminate or limit liability for acts or omissions related to the performance of any duties by such individual as an officer or employee of the corporation or in any capacity other than as a director. The availability of equitable remedies, including injunctions, for any violation of a director's fiduciary duty to the Company or its shareholders will not be affected by the proposed amendment. Finally, the 1987 Act and the proposed amendment may not affect director liability based upon other laws or statutes; for example, liability of a director incurred in connection with violations of federal or state securities laws, federal or state bank or bank holding company laws.

     However, if this proposal is approved, shareholders will surrender any future causes of action against the Company's directors for negligence or failure to exercise due care in their business decisions, including any business decisions relating to attempted change of control of the Company, except to the extent that the liability limitation is restricted by the provisions of the 1987 Act or any other laws as discussed above.

     Even though the Company has not experienced difficulty in attracting and retaining qualified directors in the past and has no knowledge of any pending or threatened resignations from any of its current directors and officers, the Company's continued ability to attract and retain competent and qualified persons is uncertain, in view of the liability risks summarized above. The
Board of Directors believes that shareholder approval of this proposal will assist the Company in attracting and retaining capable, qualified and responsible individuals as directors.

     The members of the Board of Directors of the Company have a personal interest in the adoption of the proposed amendment, perhaps in conflict with existing or future shareholders of the Company. Specifically, the proposed amendment will affect shareholders' rights, by curtailing to some extent, the right of shareholders to pursue monetary damage claims against directors on behalf of themselves or the Company in a shareholder derivative action. Nonetheless, the Board of Directors has concluded that, in light of the current limited availability of D & O Insurance, the Company should adopt the proposed amendment, in order to continue to attract and retain capable, qualified and responsible individuals to serve as directors of the Company.

     The proposed amendment is drafted under the premise that if the 1987 Act is subsequently amended to either further reduce or expand the liability of a director for breach of fiduciary duty to the Company or its shareholders, such subsequent change shall automatically apply to the directors of the Company. Although the Company is not aware of any proposals in the Arkansas General Assembly to that effect, the Board of Directors deems it advisable to make provision for any such changes now, so that they automatically become effective, rather than to require a further shareholder vote at a later date.

     The proposed amendment could, under certain circumstances, have an anti-takeover effect on the Company. Due to the decreased likelihood of being held liable for monetary damages for breaches of fiduciary duties as directors, the directors might be more likely to reject a takeover proposal which may be beneficial to the Company's shareholders that they might have otherwise accepted, absent the limitation of liability through the proposed amendment.

BECAUSE THE PROPOSED AMENDMENT IS PERMITTED SOLELY UNDER THE ARKANSAS BUSINESS CORPORATION ACT OF 1987, APPROVAL OF THE PROPOSED AMENDMENT TO LIMIT DIRECTOR LIABILITY IS DIRECTLY CONTINGENT UPON SHAREHOLDER APPROVAL OF THE ARKANSAS BUSINESS CORPORATION ACT OF 1987, AS PREVIOUSLY DESCRIBED IN THIS PROXY STATEMENT. THEREFORE, UNLESS SHAREHOLDERS APPROVE THE PREVIOUSLY DESCRIBED 1987 ACT PROPOSAL, THE COMPANY SHALL NOT BE PERMITTED TO EFFECTUATE THIS PROPOSED AMENDMENT, REGARDLESS OF WHETHER SHAREHOLDERS VOTE IN FAVOR OF THIS PROPOSAL. ADOPTION OF THIS PROPOSAL AND THE PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF AT LEAST A MAJORITY OF THE SHARES OF COMMON STOCK OF THE COMPANY ELIGIBLE TO VOTE AT THE SHAREHOLDERS' MEETING. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR
THIS PROPOSAL.


             RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The accounting firm of Baird, Kurtz & Dobson served as the Company's auditors in 1993 and has been selected to serve in 1994. Representatives of Baird, Kurtz & Dobson are expected to be present at the shareholders meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                           FINANCIAL STATEMENTS

     The annual report of the Company and its subsidiaries for the year ended December 31, 1993, including audited financial statements, is enclosed herewith. Such report and financial statements contained therein are not incorporated in this Proxy Statement and are not to be considered as a part of the proxy soliciting materials, since they are not deemed material for the exercise of prudent judgment in regard to the matters to be acted upon at the meeting.

     UPON WRITTEN REQUEST BY ANY SHAREHOLDER ADDRESSED TO MR. JOHN L. RUSH, SECRETARY, SIMMONS FIRST NATIONAL CORPORATION, P. O. BOX 7009, PINE BLUFF, ARKANSAS, 71611, A COPY OF THE COMPANY'S ANNUAL REPORT FOR 1993 ON FORM 10-K REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, WILL BE FURNISHED WITHOUT CHARGE.

                     PROPOSALS FOR 1995 ANNUAL MEETING

     Proposals of shareholders intended to be presented at the 1995 annual meeting of the shareholders of the Company must be received by the Company at its principal executive offices on or prior to December 12, 1994, for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting.

                               OTHER MATTERS

     Management knows of no other matters to be brought before this annual meeting. However, if other matters should properly come before the meeting, it is the intention of the persons named in the proxy to vote such proxy in accordance with their best judgment on such matters.

BY ORDER OF THE BOARD OF DIRECTORS:

/s/John L. Rush
John L. Rush, Secretary

Pine Bluff, Arkansas
April 11, 1994

                                APPENDIX A

                 SUMMARY COMPARISON OF CERTAIN SIGNIFICANT
                   DIFFERENCES BETWEEN THE NEW AND OLD
                    ARKANSAS BUSINESS CORPORATION ACTS

     The 1987 Act and the Prior Act differ in many respects, and, therefore, it is not practical to summarize all of the differences. The following discussion summarizes certain significant differences, which may affect the interest of shareholders:

     SHAREHOLDER VOTING ON EXTRAORDINARY CORPORATE MATTERS. With respect to mergers, consolidations, sales of all or substantially all of a corporation's assets outside the normal course of business, or voluntary dissolution of a corporation, the Prior Act requires the adoption of a resolution by the board of directors setting forth the proposed transaction, followed by the affirmative vote of the holders of at least two-thirds of the shares present in person or by proxy at a shareholders meeting held to consider such action, assuming that at least 50% of the shares eligible to vote are present in person or by proxy.

     The 1987 Act generally requires the adoption of a resolution by the board of directors and the affirmative vote of the holders of a majority of the shares entitled to vote to approve such extraordinary corporate transactions. Because a smaller number of total outstanding shares entitled to vote could approve these types of transactions under the 1987 Act as compared to the Prior Act, it could be more difficult for minority shareholders to defeat such actions.

     In addition, the 1987 Act also permits mergers without shareholder approval of the surviving corporation if the plan of merger: (1) does not amend the articles of incorporation of the surviving corporation; (2) each share of stock of such corporation outstanding prior to the merger is to be an identical share of the surviving corporation; and (3) the shares to be delivered under the plan of merger do not exceed 20% of the shares outstanding immediately prior to the effective date of the merger. Therefore, under the 1987 Act, it is possible for the Company to merge with another corporation, in the circumstances set forth above, without requiring shareholder approval, whereas shareholder approval would be necessary in such cases under the Prior Act.

     AMENDMENT OF ARTICLES OF INCORPORATION. In order to amend articles of incorporation, the Prior Act established separate voting requirements for amendments which required class voting and amendments which did not require class voting. In those instances in which class voting is not required to approve an amendment, the Prior Act authorized the amendment of the articles by adoption of a resolution of the board of directors setting forth the proposed amendment, followed by the affirmative vote of the holders of at least two-thirds of the shares eligible to vote at a shareholders meeting held to consider such action. If class voting is required to approve an amendment, for a corporation having 500 or more shareholders, the Prior Act authorized the amendment of the articles by adoption of a resolution of the board of directors setting forth the proposed amendment, followed by the affirmative vote of the holders of at least two-thirds of the shares present in person or by proxy at a shareholders meeting held to consider such action, assuming that at least 50% of the shares eligible to vote are present in person or by proxy.

     Except as stated below, articles of incorporation may be amended under the 1987 Act, if the board of directors adopts a resolution setting forth the proposed amendment, declares its advisability, and holds a meeting of shareholders to consider the amendment, followed by approval of a majority of the outstanding shares entitled to vote thereon. Accordingly, it may be easier under the 1987 Act for management to obtain shareholder approval for amendments to the articles because of the reduced voting requirement for shareholder approval and more difficult for minority shareholders to defeat any such amendments. Further, under the 1987 Act, the board of directors has the power to adopt certain "administrative" amendments without shareholder approval unless the articles provide otherwise. These "administrative" amendments include: (1) extension of the duration of the corporation where duration has been limited; (2) deletion of the names and addresses of the initial directors, initial registered agent and office; (3) change each issued and unissued authorized share of an outstanding class into a greater number of whole shares if only shares of that class are outstanding; (4) change of corporate name in a very limited fashion; or (5) any other amendment specifically allowed without shareholder approval under the 1987 Act. The 1987 Act also increases certain shareholder rights over the corresponding terms of the Prior Act. Certain proposed amendments to the articles which materially and adversely affect the rights of particular shareholders give rise to dissenters' rights under the 1987 Act for the affected shareholders. The amendments which give rise to dissenters' right include those which (1) alter or abolish a preferential right of the shares; (2) create, alter or abolish a right in respect of redemption;
(3) alter or abolish preemptive rights; (4) exclude or limit the rights of shares to vote on any matter, including cumulative voting rights; or (5) reduce the number of shares of any holder to a fractional share, if such fractional share is to be acquired for cash.

     SHARE EXCHANGES. The 1987 Act authorizes a mandatory share exchange, a transaction unknown under the Prior Act. A share exchange is a transaction pursuant to which a corporation becomes the owner of all the outstanding shares of one or more classes or series of the stock of another corporation by a compulsory exchange with all owners of the acquired shares. The corporation acquiring shares in the share exchange may give cash, other property or shares, obligations, or other securities of the acquiring corporation or any other corporation to effect a share exchange. Unlike a merger, a share exchange does not affect the separate existence of any corporation which is a party thereto.

     The implementation of a share exchange begins with the adoption of the plan of exchange by the board of directors of the corporation whose shares will be acquired in the share exchange. Thereafter, the plan is submitted to the shareholders of that corporation for approval. Unless another provision of the 1987 Act, the articles of incorporation, or the board of directors require a greater vote, the plan of share exchange must be approved by each voting group entitled to vote separately on the plan by a majority of all the votes entitled to be cast on the plan by that voting group.

     CUMULATIVE VOTING FOR ELECTION OF DIRECTORS. The Prior Act mandates that a shareholder entitled to vote for the election of directors, may vote the number of shares owned for as many candidates as are subject to election, or may cumulate all such votes and distribute them among any candidate or candidates as deemed fit. The cumulative voting rights cannot be revoked, restricted or impaired by the articles of incorporation or bylaws. If the shareholder is given the right to vote for directors, cumulative voting rights are mandatory by law. Cumulative voting may afford minority shareholders some assurance of representation on the board of directors.

      Under the 1987 Act, cumulative voting is authorized only if affirmatively stated in the articles of incorporation. If so authorized in the articles, shareholders may exercise cumulative voting rights only if (1) the meeting notice or proxy statement states conspicuously that such rights are authorized; and (2) the shareholder (or another shareholder in the same voting group) gives notice to the corporation of his intent to cumulate votes at least 48 hours prior to the meeting. Currently, shareholders of the Company have cumulative voting rights. However, the Board of Directors feels that cumulative voting rights are not in the best interest of the Company and its shareholders. Cumulative voting rights, when exercised, may allow a minority shareholder (or a group of such shareholders) to elect one or more Directors to represent the interest of that shareholder (or group), rather than the interests of all shareholders and the Company. Management believes that the Company is more likely to operate at its highest level of economic performance, when the Directors are elected by, and responsive to, a majority of the shareholders, rather than a small minority shareholder group. The deletion of cumulative voting rights may be considered a substantial change in the rights of shareholders. The Articles of Incorporation of the Company do not expressly authorize cumulative voting rights. If the 1987 Act Proposal is adopted , shareholders will no longer be entitled to cumulative voting for directors.

     PREEMPTIVE RIGHTS TO ACQUIRE AUTHORIZED BUT UNISSUED CAPITAL STOCK. Under the Prior Act, shareholders are granted preemptive rights to acquire a proportionate amount of a corporation's authorized but unissued shares, unless the articles of incorporation specifically deny such right. Currently, shareholders of the Company do not have preemptive rights. Article Fourth, Paragraph (f) of the existing Articles, as amended, denies preemptive rights to shareholders for the acquisition of new shares or treasury shares.

     Under the 1987 Act, shareholders do not have preemptive rights, unless expressly granted such rights in the articles of incorporation. Even if so authorized, preemptive rights do not apply with respect to (1) shares issued as compensation to directors, officers, employees or agents or to satisfy conversion or option rights for compensation to such persons; (2) shares authorized in the articles which are issued within 6 months from incorporation; and (3) shares sold for consideration other than money.

     No change in the current rights of shareholders is contemplated, because the Articles of Incorporation contains a specific denial of preemptive rights to shareholders.

     REMOVAL OF DIRECTORS. The Prior Act provides that any director or the entire board of directors may be removed, with or without cause, by a vote of the holders of majority of shares entitled to vote at an election of directors; provided, however if less than the entire board is to be removed, a director may not be removed if the votes cast against his removal would be sufficient to elect him if voted cumulatively.

     Under the 1987 Act, directors also may be removed, with or without cause, unless the articles of incorporation provide that removal shall be for cause only. The Articles of Incorporation of the Company do not provide that removal of directors shall be for cause only. If cumulative voting for the election of directors is authorized in the articles, a director may not be removed if the number of votes sufficient to elect the director under cumulative voting is voted against removal. If cumulative voting is not authorized, as will be the case for the Company, a director may be removed only if the number of votes cast to remove the director exceeds the number of votes cast against removal.

     The Prior Act and 1987 Act generally provide shareholders with comparable rights with respect to the removal of directors, except that the elimination of cumulative voting rights prevents a minority of shareholders from protecting a Director which the majority of shareholders has voted to remove. The Articles of Incorporation of the Company do not provide a provision to restrict the removal of directors for cause only, and such a proposal is not presently contemplated by the Company.

     STAGGERED BOARD OF DIRECTORS. The Prior Act specifies that the terms of directors are for a period of one year and does not allow the corporation to stagger the terms of its board of directors.

     Under the 1987 Act, if specifically authorized by its articles of incorporation, a corporation with 9 or more directors may divide the board of directors into either two or three separate, equal classes. In such event, the term of the first class expires at the first annual meeting after the establishment of the classes, the term of the second class expires at the second annual meeting thereafter, and the term of the third class, if any, expires at the third annual meeting thereafter.

     Staggering the terms of directors may potentially increase the difficulty of changing the composition of the board, by requiring at least two shareholder meetings, rather than one, in order to effect a change in the majority control of the board. No such staggering of terms is currently permitted or proposed to be permitted for the Company's Board of Directors. Although the Company currently has no intention of staggering the terms of its Board of Directors, such an action, if taken, could make it more difficult for minority shareholders to effect a change in the composition of the Company's Board.

     DISSENTERS' RIGHTS OF APPRAISAL. Dissenters' rights of appraisal is a statutory mechanism which allows shareholders who object to certain extraordinary corporate events to have their shares appraised and purchased by the corporation in accordance with the statutory procedure. The Prior Act permits dissenters' rights of appraisal in connection with mergers, consolidations and the sale or exchange of all, or substantially all, of a corporation's assets other than in the usual and regular course of its business; provided, however, dissenters rights are not available to a shareholder in connection with a merger, if on the date of the filing of the articles of merger, the surviving corporation is the owner of 100% of the outstanding shares of the other corporations which were parties to the merger.

     Under the 1987 Act, any shareholder entitled to vote is granted dissenters' rights of appraisal, in connection with any merger, mandatory share exchange, sale of all, or substantially all, of the corporation's assets other than in the usual and regular course of its business; amendment to the articles of incorporation that materially and adversely affects shareholder's rights in as specified in the 1987 Act; and any other action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors grants dissenters' rights of appraisal to shareholders.

     Both Acts permit a dissenting shareholder to obtain the fair value of the shares held by complying with the specified procedures to perfect their dissenter's rights. The 1987 Act has modified the procedural requirements for perfecting dissenters' rights found in the Prior Act. Under the Prior Act, the dissenting shareholder must object to the proposed action at or prior to the shareholders meeting, not vote his shares in favor of the proposed action when the vote occurs and must within 10 days after such vote, make written demand on the corporation for the fair value of the shares. The terms of the 1987 Act require the dissenting shareholders to notify the corporation of the intent to demand payment prior to the shareholder vote on the issue, and the dissenting shareholder must not vote the shares in favor of the proposed action when the vote occurs. If the dissenters' rights of appraisal are perfected and the shareholder and the corporation cannot agree on a value for the shares, both acts require a judicial determination of the fair value of the shares.

     Greater procedural duties have been placed upon corporations under the 1987 Act. These duties generally require a corporation to: (1) notify shareholders of their right to dissent in advance of the meeting at which the shareholders' vote occurs; (2) furnish a dissenters' notice to the dissenting shareholders after the meeting detailing the procedure for demanding payment; and (3) pay the dissenting shareholder either as soon as the proposed corporate action is taken, or upon receipt of a payment demand. After the shareholder receives the dissenters' notice from the corporation, he must deposit his shares and demand payment, in compliance with the terms of the dissenters' notice. Additionally, corporations are required to furnish copies of the applicable statutes and certain financial information related to the calculation of the value of the shares.

     DERIVATIVE RIGHTS. Under both Acts, shareholders have certain derivative rights to bring suits against officers and directors of the corporation in the name of the corporation for the benefit of the corporation. While the procedural mechanisms in the Acts are similar, certain differences are present. Under the Prior Act, no action can be brought derivatively, unless the plaintiff was a holder of the shares or a voting trust certificate at the time of the transaction (or his shares or voting trust certificates devolved upon him by operation of law from a person who was a holder at such time). The corporation may move the court for an order requiring the plaintiff to furnish security for costs and expenses in any derivative action instituted by holders of less than five percent (5%) of the outstanding shares (unless such shares have a market value in excess of $25,000). A derivative action may not be dismissed or settled without the approval of the court.

     The procedural requirements under the 1987 Act are as follows: (1) plaintiff must be either a registered owner or a beneficial owner of shares held by a nominee in his behalf; (2) the plaintiff must have been an owner of shares at the time of the transaction in question or have become a shareholder through transfer by operation of law from one who was a shareholder at that time; (3) the complaint must be verified; (4) the plaintiff must give prior notice and demand on directors in most circumstances and if demand has not made, the reason for not making the demand must be stated. Further, in a derivative action, the court: (1) may, in its discretion, stay the suit while the board of directors investigates the claim; (2) may award the corporation reasonable expenses of suit, including attorneys' fees, if the court determines the suit is brought without good cause; and (3) must approve any settlement or discontinuance of derivative litigation.

     INSPECTION RIGHTS. Under both Acts, a shareholder has a right to inspect certain books and records of the corporation. Under the Prior Act, a corporation is required to maintain complete books and records of account, keep minutes of the proceedings of the shareholders and board of directors and keep a record of its shareholders, giving their names and addresses and the number and class of shares held by each shareholder. Any person, who has been a shareholder of record for at least six (6) months immediately preceding his demand, may review the corporation's books and records of account, minutes and records of the shareholders and make extracts therefrom for any proper purpose. If the corporation refuses to permit the inspection, a shareholder may file a civil action to permit the requested inspection.

     Under the 1987 Act, the corporation must maintain and make available for shareholders' inspection, the following documents: (1) all minutes of meetings of its shareholders and board of directors, a record of action by the shareholders or board of directors without a meeting, and all actions taken by committees of the board of directors; (2) appropriate accounting records;
(3) a record of shareholders in the form that permits preparation of a list of names and addresses of all shareholders in alphabetical order by class of shares; (4) its articles of incorporation and all amendments, (5) its bylaws, all amendments and resolutions adopted by its board of directors; (6) all written communications to shareholders within the past three (3) years; (7) a list of names and business addresses of its current officers and directors;
(8) the most recent Franchise Tax Report delivered to the Secretary of State. Upon written demand giving five (5) business days notice, a shareholder has a right to inspect the records of a corporation, subject to the requirement that, for certain specified records, the inspection must be in good faith and for a proper purpose. Additionally, the 1987 Act requires the corporation to maintain a shareholders' list for inspection by any shareholder, beginning two days after notice of a meeting is given and continuing through the date of the meeting. Any shareholder is entitled to inspect and copy the list of shareholders prior to and during such meeting. The 1987 Act authorizes the local circuit court, in the event of the failure of the corporation to allow inspection of the shareholder list, to summarily order the inspection or copying at the corporation's expense and to postpone such meeting until compliance with the 1987 Act is effected. However, the failure of the corporation to make the shareholder list subject to inspection does not affect the validity of any action taken at the meeting.

     INFORMAL ACTION BY SHAREHOLDERS. Both Acts allow shareholders to act informally without a shareholders meeting. Under the Prior Act, any action required or permitted to be taken at a meeting may be taken without a meeting, if written consents to that effect are signed by all shareholders entitled to vote on the particular matter. Under the 1987 Act generally, any action required or permitted to be taken at a meeting may be done, without a meeting, if written consents are signed by the holders of outstanding shares having not less than the minimum number of votes necessary to take such action at a meeting, at which all shares entitled to vote thereon were present and voted; provided, however, unanimous written consent of all shareholders is required to approve any increase in the capital stock or bond indebtedness without a meeting.

     DIVIDENDS. Generally, the Prior Act allows the payment of dividends from a corporation's "net profits" for the current fiscal year or from the "unreserved and unrestricted earned surplus" of the corporation. If no "unreserved and unrestricted earned surplus" is available, dividends may be paid out of a corporation's "capital surplus, other than revaluation surplus" but only to shares entitled to cumulative preferential dividends, and not to any class of shares junior to the class which paid the capital surplus. Further, no dividends may be declared or paid, if there are reasonable grounds to believe, that upon payment of such dividends, (1) the liabilities of the corporation would exceed its assets; (2) the corporation would be unable to pay its obligations to creditors as they become due in the ordinary course of business; (3) the highest liquidation preferences of shares entitled to preference over the shares receiving the dividend would exceed the corporation's net assets; or (4) the payment of such dividend would be contrary to any provision of the corporation's articles of incorporation. Thus, the determination of a permissible dividend under the Prior Act requires the satisfaction of several complex tests, prior to declaration and payment.

     The 1987 Act has materially modified the tests under the Prior Act. Under the 1987 Act, a corporation may not pay dividends to its shareholders to the extent that the dividend would result in (1) the corporation's being unable to pay its debts as they become due in the normal course of business; or (2) the corporation's total assets being less than its total liabilities plus the amount needed to satisfy shareholders with preferential rights upon dissolution. If these two tests are satisfied, dividends may be paid from any available source.

     REPURCHASE OF STOCK. Under the Prior Act, the ability of a corporation to acquire its own shares was subject to numerous tests, some of which present complex computational issues.

     The 1987 Act significantly simplified the rules applicable to the repurchase of a corporation's shares. A corporation may redeem or repurchase its own stock, if such transaction will not result in (1) the corporation being unable to pay its debts as they become due in the ordinary course of business; or (2) the corporation's total assets being less than its total liabilities plus the amount necessary to satisfy shareholders with preferential dissolution rights. As in the case of dividends, in general the 1987 Act provides the Board of Directors more flexibility than the Prior Act, regarding the redemption or repurchase of stock. The 1987 Act abolishes the concept of treasury shares. Any repurchased shares revert to the status of authorized but unissued shares, which eliminates confusion as to voting rights and simplifies the accounting treatment.

     VOTING RIGHTS. Under the Prior Act, each outstanding share, regardless of class, is entitled to one vote, except to the extent that voting rights are limited or denied in certain circumstances. The Prior Act prohibits shares of a parent corporation held by a subsidiary and shares held by the corporation in a fiduciary capacity from being voted at any meeting.

     The 1987 Act allows a corporation more flexibility in structuring the voting rights of its shares. Under the 1987 Act, unless the articles of incorporation provide otherwise, each outstanding share is entitled to one vote, but the articles may provide that shares are entitled to multiple voting rights, fractional voting rights, no voting rights (so long as at least one or more classes of shares has unlimited voting rights), voting rights only on particular matters or vote in separate voting groups. Under the 1987 Act, corporations can vote their own shares held in a fiduciary capacity but, absent special circumstances, the shares of a parent corporation held by a subsidiary are not entitled to vote. Certainly, the 1987 Act allows a corporation much more flexibility in structuring corporate voting rights and control. However, no change in the shareholders' existing rights under the Articles of Incorporation to one vote per share is proposed, and no such change is presently contemplated by the Company.

     OTHER VOTING MATTERS. Except for certain extraordinary corporate matters, the vote of the majority of shares is considered under the Prior Act as the act of the shareholders on ordinary corporate matters. If a quorum is present at a particular vote, the Prior Act specifies that the affirmative vote of the majority of shares represented and entitled to vote is designated the act of the shareholders.

     The 1987 Act adopts a "majority of votes cast" as the applicable method of calculation. Action on a particular ordinary corporate matter is approved, if the votes cast within the requisite voting group favoring the action exceeds the vote cast opposing the action. The 1987 Act, by using votes cast rather than shares entitled to vote, ignores abstentions rather than counting them as negative votes. A voting group, as defined in the 1987 Act, consists of all shares in one or more classes or series that are entitled to be counted together collectively in voting on a matter.

     OFFICER AND DIRECTOR STANDARDS. The Prior Act does not specifically establish any standard of responsibility or conduct for directors and officers of corporations in the performance of their respective duties. The applicable standards for directors under the Prior Act arise through a common law standard, known as the "business judgment" rule.

     General standards governing the conduct of directors and officers in performing their duties are specifically stated in the 1987 Act, rather than being left to judicial development. By setting the standard of conduct in the statute, the analysis should focus upon the manner in which a director performs the duties, not the correctness of the decisions made. The statute obligates a director or officer to perform all duties in good faith with the care an ordinarily prudent person in a like position would exercise under similar circumstances and in a manner the director reasonably believes to be in the best interest of the corporation. For directors, the 1987 Act does not affect a director's essential duty and responsibility to manage the affairs of the corporation; however, it affects the applicable standard of review, in determining whether that duty has been properly discharged. Further, the 1987 Act provides that directors are entitled to rely on information, opinions, reports and statements prepared or presented by (1) legal counsel, accountants and other persons, if the director reasonably believes the matters under consideration are within the area of expertise of such persons; or (2) a committee of the board of directors, of which the director is not a member if the director reasonably believes that the committee merits confidence; or
(3) officers or employees whom the director reasonably believes to be reliable and competent, unless in any such instance the director has knowledge concerning the matter in question that would cause reliance to be unwarranted. Similarly, officers may rely upon those persons specified in (1) and (3) in performing their duties. The 1987 Act provides a more definite, as well as an objective standard for measuring the performance of officers and directors in discharging their responsibilities to the corporation.

     INTERESTED DIRECTOR TRANSACTIONS. The Prior Act does not contain any provisions concerning business transactions in which a director has a financial interest. Under common law, these types of transactions are automatically voidable, at the option of the corporation, regardless of the fairness of the transaction or the manner in which it was approved.

     The 1987 Act applies a conflict of interest analysis to transactions in which a director has a direct or indirect financial interest. The 1987 Act provides that these transactions are not voidable by the corporation solely by reason of such conflict of interest, if any of the following are true: (1) the material facts of the transaction and the director's interest are disclosed to the board of directors and the board approves the transaction; (2) the material facts of the transaction and the director's interest are disclosed to shareholders and shareholders approve the transaction; or (3) the transaction was fair to the corporation. Thus, the 1987 Act limits the common law principal of automatic voidability and allows corporations more flexibility in entering into business or financial transactions with directors. Further, the 1987 Act also prohibits loans to a director or guaranties by the corporation of loans to the directors, unless the particular transaction (1) is approved by a majority of shares (except shares owned by or voted under the control of the benefitted director), (2) is approved by the board of directors after specific finding that the transaction benefits the corporation, or (3) is pursuant to a general plan approved by the board of directors as being of benefit to the corporation.

     LIMITATION OF DIRECTOR LIABILITY. The Prior Act does not specifically allow any limitation of director liability.

     In a significant departure from current Arkansas law, the 1987 Act includes a provision on the limitation of director liability, patterned after Delaware law. This provision allows corporations to include an article in its articles of incorporation, which limits a director's liability to the corporation and its shareholders in certain circumstances. The Company proposes to utilize this provision, if shareholders vote to convert to the 1987 Act through an amendment to the Articles to insert of Article SIXTEENTH to the Articles of Incorporation of the Company which is being separately presented to the shareholders for approval. For a more complete discussion of this provision, please see pages 12 through 14 of the Proxy Statement.